EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

To Whom it May Concern:

We hereby consent to the use in this Registration Statement to form S-8 of our audit opinion report dated March 18, 2022, with respect to the audited financial statements of Ainos, Inc included in form 10-K for the period ended December 31, 2021 and 2020. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ PWR CPA, LLP

PWR CPA, LLP

Houston, Texas

July 7, 2022